                                                                    EXHIBIT 10.1

                          DEPOT STOCK OPTION AGREEMENT
                          ----------------------------

     STOCK OPTION AGREEMENT, dated as of May 18, 1998 (the "Agreement"), between Viking Office Products, Inc., a California corporation (the "Grantee"), and Office Depot, Inc., a Delaware corporation (the "Grantor").

     WHEREAS, the Grantee, the Grantor and VK Acquisition Corp., a California corporation and a wholly owned subsidiary of the Grantor ("Newco"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Newco with and into the Grantor;

     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Grantee has requested that the Grantor grant to the Grantee an option to purchase the shares of Common Stock, $.01 par value per share, of the Grantor (the "Common Stock") covered hereby, upon the terms and subject to the conditions hereof; and

     WHEREAS, in order to induce the Grantee to enter into the Merger Agreement, the Grantor is willing to grant the Grantee the requested option.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1.  The Option; Exercise; Adjustments; Payment of Spread; Termination.
         -----------------------------------------------------------------

         (a) Contemporaneously herewith the Grantee, Newco and the Grantor are entering into the Merger Agreement. Subject to the other terms and conditions set forth herein, the Grantor hereby grants to the Grantee an irrevocable option (the "Option") to purchase up to 31,669,400 shares (representing approximately 19.9% of the outstanding shares of Common Stock as of the date hereof) of Common Stock (the "Shares") at a cash purchase price equal to $33.60 per Share (the "Purchase Price"). The Option may be exercised by the Grantee, in whole or in part, at any time, or from time to time, following the occurrence of one of the events set forth in Section 2(c) hereof and prior to the termination of the Option in accordance with the terms of this Agreement.

         (b) In the event of any change in the number of issued and outstanding shares of Common Stock by reason of any stock dividend, stock split, split-up, recapitalization, merger or other change in the corporate or capital structure of the Grantor, the number of Shares subject to the Option and the purchase price per Share shall be appropriately adjusted to restore the Grantee to its rights hereunder, including its right to purchase Shares representing 19.9% of the capital stock of the Grantor entitled to vote generally for the election of the directors of the Grantor which is issued and outstanding immediately prior to the exercise of the Option at an aggregate purchase price equal to the Purchase Price multiplied by 31,669,400.

     (c) In the event the Grantee wishes to exercise the Option, the Grantee shall send a written notice to the Grantor (the "Exercise Notice") specifying a date (subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act")) not later than 10 business days and not earlier than the next business day following the date such notice is given for the closing of such purchase.

     (d) If an Alternative Transaction involving Grantor is consummated within twelve months after termination of the Merger Agreement such that the $50,000,000 fee is payable pursuant to Section 8.03(e) of the Merger Agreement, then the Grantee may (i) at any time the Option is then exercisable pursuant to the terms of Section 1(a) hereof elect, in lieu of exercising the Option to purchase Shares provided in Section 1(a) hereof, to send a written notice to the Grantor (the "Cash Exercise Notice") specifying a date not later than 20
              --------------------
business days and not earlier than 10 business days following the date such notice is given on which date the Grantor shall pay to the Grantee an amount in cash equal to the Spread (as hereinafter defined) multiplied by all or such portion of the Shares subject to the Option as Grantee shall specify, or (ii) at any time prior to 30 days after the first anniversary of the Merger Termination Date (as defined in Section 1(e)), if the Grantee has exercised the Option and purchased the Shares hereunder, Grantee may send a written notice to the Grantor (the "Put Notice") specifying a date not later than 20 business days and not
      ----------
earlier than 10 business days following the date such notice is given on which date the Grantee may sell to the Grantor Shares purchased hereunder and the Grantor shall pay to the Grantee an amount in cash equal to the higher of (m) the Alternative Purchase Price (as hereinafter defined) and (n) the average of the closing sales prices of the shares of Common Stock on the NYSE Composite Tape for the five trading days ending five days prior to the date of the Put Notice, multiplied by the number of such Shares sold by the Grantee to the Grantor on such date (such purchase and sale to be closed in a manner substantially consistent with the procedures outlined in Section 3 hereof). As used herein "Spread" shall mean the excess, if any, over the Purchase Price of
             ------
the higher of (x) if applicable, the highest price per share of Common Stock (including any brokerage commissions, transfer taxes and soliciting dealers'
fees) paid by any person in an Alternative Transaction (as defined in Section 8.03(g) of the Merger Agreement) (the "Alternative Purchase Price") or (y) the
                                       --------------------------
average of the closing sales prices of the shares of Common Stock on the NYSE Composite Tape for the five trading days ending five days prior to the date of the Cash Exercise Notice. If the Alternative Purchase Price includes any property other than cash, the Alternative Purchase Price shall be the sum of (A) the fixed cash amount, if any, included in the Alternative Purchase Price plus
(B) the fair market value of such other property determined in accordance with the procedures set forth in Section 7(b) (but using the date of the Cash Exercise Notice or the Put Notice, as the case may be). Upon exercise of the Grantee's right to receive cash pursuant to Section 1(d)(i) and the payment of such cash to the Grantee, the obligations of the Grantor to deliver Shares pursuant to Section 3 shall be terminated with respect to such number of Shares for which the Grantee shall have elected to be paid the Spread.

        (e)  The right to exercise the Option shall terminate at the earliest of
(i) the Effective Time (as defined in the Merger Agreement), (ii) the termination of the Merger Agreement pursuant to circumstances under which the Grantee is not entitled to receive the termination fee pursuant to Section 8.03(e) of the Merger Agreement, (iii) the date on which Grantee realizes a Total Profit equal to the Profit Limit (as such terms are defined in Section 10) and (iv) 180 days after the date (the "Merger Termination Date") on which the Merger Agreement is terminated (the date referred to in clause (iv) being hereinafter referred to as the "Option Expiration Date"); provided that if the
                                                          -------- ----
Option cannot be exercised or the Shares cannot be delivered to Grantee upon such exercise because the conditions set forth in Section 2(a) or Section 2(b) hereof have not yet been satisfied, the Option Expiration Date shall be extended until 30 days after such impediment to exercise has been removed.

     2. Conditions to Delivery of Shares.  The Grantor's obligation to deliver
        --------------------------------
Shares upon exercise of the Option is subject only to the conditions that:

        (a) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the delivery of the Shares shall be in effect; and

        (b) Any applicable waiting periods under the HSR Act shall have expired or been terminated; and

        (c) The Grantee shall have become entitled to terminate the Merger Agreement under circumstances that would entitle the Grantee to receive some or all of the termination fee pursuant to Section 8.03(e) of the Merger Agreement.

     3. The Closing.
        -----------

        (a) Any closing hereunder shall take place on the date specified by the Grantee in its Exercise Notice at 9:00 A.M., local time, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, or, if the conditions set forth in Section 2(a) or 2(b) have not then been satisfied, on the second business day following the satisfaction of such conditions, or at such other time and place as the parties hereto may agree (the "Closing Date"). On the Closing Date, the Grantor will deliver to the Grantee a certificate or certificates, duly endorsed (or accompanied by duly executed stock powers), representing the Shares in the denominations designated by the Grantee in its Exercise Notice and the Grantee will purchase such Shares from the Grantor at the price per Share equal to the Purchase Price. Any payment made by the Grantee to the Grantor, or by the Grantor to the Grantee, pursuant to this Agreement shall be made by certified or official bank check or by wire transfer of federal funds to a bank designated by the party receiving such funds.

           (b) The certificates representing the Shares may bear an appropriate legend relating to the fact that such Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act").

     4.    Representations and Warranties of the Grantor.  The Grantor
           ---------------------------------------------
represents and warrants to the Grantee that: (a) the Grantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into and perform this Agreement; (b) the execution and delivery of this Agreement by the Grantor and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Grantor and this Agreement has been duly authorized by the Board of Directors of the Grantor and this Agreement has been duly executed and delivered by a duly authorized officer of the Grantor and constitutes a valid and binding obligation of the Grantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, to general equity principles and to the Delaware General Corporation Law; (c) the Grantor has taken all necessary corporate action to authorize and reserve the Shares issuable upon exercise of the Option and the Shares, when issued and delivered by the Grantor upon exercise of the Option and the Shares, when issued and delivered by the Grantor upon exercise of the Option, will be duly authorized, validly issued, fully paid and non-assessable and free of any lien, security interest or other adverse claim and free of any preemptive rights; (d) except as otherwise required by the HSR Act, the execution and delivery of this Agreement by the Grantor and the consummation of it of the transactions contemplated hereby do not require the consent, waiver, approval or authorization of or any filing with any person or public authority and will not violate, require a consent or waiver under, result in a breach of or the acceleration of any obligation under, or constitute a default under, any provision of any charter or by-law, indenture, mortgage, lien, lease, agreement, contract, instrument, order, law, rule, regulation, stock market rule, judgment, ordinance, decree or restriction by which the Grantor or any of its subsidiaries or any of their respective properties or assets is bound; (e) no "fair price", "moratorium", "control share acquisition" or other form of antitakeover statute or regulation is or shall be applicable to the acquisition of Shares pursuant to this Agreement; and (f) the Grantor has taken all corporate action necessary so that the grant and any subsequent exercise of the Option by the Grantee will not result in the separation or exercisability of rights under the Rights Agreement, dated as of September 4, 1996 between the Grantor and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

     5.   Representations and Warranties of the Grantee. The Grantee represents
          ---------------------------------------------
and warrants to the Grantor that: (a) the execution and delivery of this Agreement by the Grantee and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Grantee and this Agreement has been duly executed and delivered by a duly authorized officer of the Grantee and will constitute a valid and binding obligation of Grantee; and (b) the Grantee is acquiring the Option and, if and when it exercises the Option, will be acquiring the Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.

     6.   Listing of Shares; HSR Act Filings; Governmental Consents.  Subject to
          ---------------------------------------------------------
applicable law and the rules and regulations of the New York Stock Exchange, the Grantor shall (i) promptly file a notice to list the Shares on the New York Stock Exchange and (ii) make, as promptly as practicable, all necessary filings by the Grantor under the HSR Act and use its best efforts to obtain all necessary approvals thereunder as promptly as practicable; provided, however,
                                                           --------  -------
that if the Grantor is unable to effect such listing on the New York Stock Exchange by the Closing Date, the Grantor will nevertheless be obligated to deliver the Shares upon the Closing Date. Each of the parties hereto will use its best efforts to obtain consents of all third parties and governmental authorities, if any, necessary to the consummation of the transactions contemplated.

     7.   Right of First Refusal. If the Grantee, at any time prior to the
          ----------------------
earlier of (a) the occurrence of a change in Control Event (as defined herein) or (b) 30 days after the first anniversary of the Merger Termination Date, seeks to sell all or any part of the Shares (i) in a transaction registered under the Securities Act (other than in a registered public offering in which the underwriters are instructed to achieve a broad public distribution) or (ii) in a transaction not required to be registered under the Securities Act (other than in a transfer by operation of law upon consummation of a merger), it shall give the Grantor (or a designee of the Grantor) the opportunity, in the following manner, to purchase such Shares:

          (a) The Grantee shall give notice to the Grantor in writing of its intent to sell Shares (a "Disposition Notice"), specifying the number of Shares to be sold, the price and, if applicable, the material terms of any agreement relating thereto. For purposes of this Section 7, if the Disposition Notice is given with respect to the sale of the Shares pursuant to a tender or exchange offer, it shall be assumed that all Shares tendered will be accepted for payment. The Disposition Notice may be given at any time, including prior to the giving of any Exercise Notice.

          (b) The Grantor or its designee shall have the right, exercisable by written notice given to the Grantee within five business days after receipt of a Disposition Notice (or, if applicable, in the case of a proposed sale pursuant to a tender or exchange offer for shares of Common Stock, by written notice given to the Grantee at least two business days prior to the then announced expiration date of such tender or exchange offer (the "Expiration Date") if such Disposition Notice was given at least four business days prior to such Expiration Date), to purchase all, but not less than all, of the Shares specified in the Disposition Notice at the price set forth in the Disposition Notice. If the purchase price specified in the Disposition Notice includes any property other than cash, the purchase price to be paid by the Grantor shall be an amount of cash equal to the sum of (i) the cash included in the purchase price plus (ii) the fair market value of such other property at the date of the Disposition Notice. If such other property consists of securities with an existing public trading market, the average closing price (or the average closing bid and asked price if closing prices are unavailable) for such securities on their principal public trading market for the five trading days ending five days prior to the date of the Disposition Notice shall be deemed to equal the fair market value of such property. If such other property consists of something other than cash or securities with an existing public trading market and at the time of the closing referred to in paragraph (c) below, agreement on the value of such other property has not been reached, the higher of (i) the cash included in the purchase price and (ii) the average closing price of the Common Stock on the New York Stock Exchange for the five trading days ending five days prior to the date of the Disposition Notice shall be used as the per share purchase price; provided, however, that promptly after the closing, the
                      --------  -------
Grantee and the Grantor or its designee, as the case may be, shall settle any additional amounts to be paid or returned as a result of the determination of fair market value of such other property made by a nationally recognized investment banking firm selected by the Grantor and approved by the Grantee within 30 days of the closing. Such determination shall be final and binding on all parties hereto. If, at the time of the purchase of any Shares by the Grantor (or its designee) pursuant to this Section 7, a tender or exchange offer is outstanding, then the Grantor (or its designee) shall agree at the time of such purchase to promptly pay to Grantee from time to time such additional amounts, if any, so that the consideration received by Grantee with respect to each Share shall be equal to the highest price paid for a share of Common Stock pursuant to such tender or exchange, or pursuant to any other tender or exchange offer outstanding at any time such tender or exchange offer is outstanding.

     (c) If the Grantor exercises its right of first refusal hereunder, the closing of the purchase of the Shares with respect to which such right has been exercised shall take place within five business days after the notice of such exercise (or, if applicable, in the case of a tender or exchange offer, no later than one business day prior to the expiration date of the offer if written notice was given within the time set forth in the parenthetical in the first sentence of paragraph (b) above); provided, however, that at any time prior to
                                  --------  -------
the closing of the purchase of Shares hereunder, the Grantee may determine not to sell the Shares and revoke the Disposition Notice and, by so doing, cancel the Grantor's right of first refusal with respect to the disposition in question. The Grantor (or its designee) shall pay for the Shares in immediately available funds.

     (d) If the Grantor does not exercise its right of first refusal hereunder within the time specified for such exercise, the Grantee shall be free for 90 days following the expiration of such time for exercise to sell the Shares (or enter into an agreement to sell the Shares) specified in the Disposition Notice, at the price specified in the Disposition Notice or any price in excess thereof and otherwise on substantially the same terms set forth in the Disposition Notice; provided, that if such sale is not consummated within such 90-day period
        --------
(or the agreement to sell entered into in such 90 day period is not thereafter performed in accordance with its terms), then the provisions of this Section 7 will again apply to the sale of such Shares.

            (e) For purposes of the Agreement, a "Change in Control Event" shall be deemed to have occurred if (i) any person has an acquired beneficial ownership of more than 50% (excluding the Shares) of the outstanding shares of Common Stock or (ii) the Grantor shall have entered into an agreement, including without limitation an agreement in principle, providing for a merger or other business combination involving the Grantor or the acquisition of 30% or more of the assets of the Grantor and its subsidiaries, taken as a whole.

       8.   Repurchase of Shares. If a Change in Control Event has not occurred
            --------------------
prior to the first anniversary date of the Merger Termination Date, then beginning on such anniversary date, the Grantor shall have the right to purchase (the "Repurchase Right") all, but not less than all, of the Shares at the greater of (i) the Purchase Price, or (ii) the average closing price of the Common Stock on the New York Stock Exchange for the five trading days ending five days prior to the date the Grantor gives written notice of its intention to exercise the Repurchase Right. If the Grantor does not exercise the Repurchase Right within 30 days following the first anniversary of the Merger Termination Date, the Repurchase Right shall terminate. In the event the Grantor wishes to exercise the Repurchase Right, the Grantor shall send a written notice to the Grantee specifying a date (not later than 10 business days and not earlier than two business days following the date such notice is given) for the closing of such purchase.

       9.   Registration Rights.
            -------------------

            (a) In the event that the Grantee shall desire to sell any of the Shares within three years after the purchase of such Shares pursuant hereto, and such sale requires, in the opinion of counsel to the Grantee, which opinion shall be reasonably satisfactory to the Grantor and its counsel, registration of such Shares under the Securities Act, the Grantor will cooperate with the Grantee and any underwriters in registering such Shares for resale, including, without limitation, promptly filing a registration statement which complies with the requirements of applicable federal and state securities laws and entering into an underwriting agreement with such underwriters upon such terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions; provided that the Grantor shall not be required to have declared effective more than two registration statements hereunder and shall be entitled to delay the filing or effectiveness of any registration statement for up to 120 days if the offering would, in the judgment of the Board of Directors of the Grantor, require premature disclosure of any material corporate development or otherwise interfere with or adversely affect any pending or proposed offering of securities of the Grantor or any other material transaction involving the Grantor.

            (b) If the Common Stock is registered pursuant to the provisions of this Section 9, the Grantor agrees (i) to furnish copies of the registration statement and the prospectus relating to the Shares covered thereby in such numbers as the Grantee may from time to time reasonably request and (ii) if any event shall occur as a result of which it becomes necessary to amend or supplement any registration statement or prospectus, to prepare and file under the applicable securities laws such amendments and supplements as may be necessary to keep available for at least 90 days a prospectus covering the Common Stock meeting the requirements of such securities laws, and to furnish to the Grantee such numbers of copies of the registration statement as amended or supplemented as may reasonably be requested. The Grantor shall bear the cost of the registration, including, but not limited to, all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for the Grantor, except that the Grantee shall pay the fees and disbursements of its counsel and the underwriting fees and selling commissions applicable to the Shares sold by the Grantee. The Grantor shall indemnify and hold harmless Grantee, its affiliates and its officers and directors from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained in, omissions or alleged omissions from, each registration statement filed pursuant to this paragraph; provided, however, that
                                                         --------  -------
this provision does not apply to any loss, liability, claim, damage or expense to the extent it arises out of any statement or omission made in reliance upon and in conformity with written information furnished to the Grantor by the Grantee, its affiliates or its officers expressly for use in any registration statement (or any amendment thereto) or any preliminary prospectus filed pursuant to this paragraph. The Grantor shall also indemnify and hold harmless each underwriter and each person who controls any underwriter within the meaning of either the Securities Act or the Securities Exchange Act of 1934 against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained in, omissions or alleged omissions from, each registration statement filed pursuant to this paragraph; provided,
                                                              --------
however, that this provision does not apply to any loss, liability, claim,
-------
damage or expense to the extent it arises out of any statement or omission made in reliance upon and in conformity with written information furnished to the Grantor by the underwriters expressly for use in any registration statement (or any amendment thereto) or any preliminary prospectus filed pursuant to this paragraph.

     10.  Profit Limitation.
          -----------------

          (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $125 million (the "Profit Limit") and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (i) deliver to the Grantor for cancellation Shares previously purchased by Grantee, (ii) pay cash or other consideration to the Grantor or (iii) undertake any combination thereof, so that Grantee's Total Profit shall not exceed the Profit Limit after taking into account the foregoing actions.

          (b) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of Shares as would, as of the date of the Exercise Notice, result in a Notional Total Profit (as defined below) of more than the Profit Limit and, if exercise of the Option otherwise would exceed the Profit Limit, the Grantee, at its discretion, may increase the Purchase Price for that number of Shares set forth in the Exercise Notice so that the Notional Total Profit shall not exceed the Profit Limit; provided, that nothing in this
                                                --------
sentence shall restrict any exercise of the Option permitted hereby on any subsequent date at the Purchase Price set forth in Section 1(a) hereof.

           (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount of cash received by Grantee pursuant to Section 8.03(e) of the Merger Agreement, (ii) (x) the amount received by Grantee pursuant to the Grantor's repurchase of Shares pursuant to Sections 1(d), 7 or 8 hereof, less (y) the Grantee's purchase price for such Shares, (iii) the amount received by Grantee in respect of a Cash Exercise Notice pursuant to Section 1(d) hereof, and (iv) (x) the net cash amounts received by Grantee pursuant to the sale of Shares (or any other securities into which such Shares are converted or exchanged) to any unaffiliated party, less
(y) the Grantee's purchase price for such Shares.

           (d) As used herein, the term "Notional Total Profit" with respect to any number of Shares as to which Grantee may propose to exercise the Option shall be the Total Profit determined as of the date of the Exercise Notice assuming that the Option were exercised on such date for such number of Shares and assuming that such Shares, together with all other Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

      11.  Expenses.  Each party hereto shall pay its own expenses incurred in
           --------
connection with this Agreement, except as otherwise specifically provided herein.

      12.  Specific Performance. The Grantor acknowledges that if the Grantor
           --------------------
fails to perform any of its obligations under this Agreement, immediate and irreparable harm or injury would be caused to the Grantee for which money damages would not be an adequate remedy. In such event, the Grantor agrees that the Grantee shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if the Grantee should institute an action or proceeding seeking specific enforcement of the provisions hereof, the Grantor hereby waives the claim or defense that the Grantee has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. The Grantor further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

      13.  Notice.  All notices, requests, demands and other communications
           ------
hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or delivered by registered or certified mail, return receipt requested, or if sent by facsimile transmission, upon receipt of oral confirmation that such transmission has been received, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

     If to the Grantor:

     Office Depot, Inc.
     2200 Old Germantown Road
     Delray Beach, Florida  33445
     Attn:  Barry Goldstein, Executive Vice President
     Telecopy:  (561) 266-1850

     With a copy to:

     Simpson Thacher & Bartlett
     425 Lexington Avenue
     New York, NY  10017
     Attn:  John W. Carr, Esq.
     Telecopy:  (212) 455-2502


     If to the Grantee:

     Viking Office Products, Inc.
     950 West 190th Street
     Torrance, California 90502
     Attn:  Bruce Nelson, President
     Telecopy:  (310) 324-2396


     With a copy to:

     Latham & Watkins
     701 B Street, Suite 2100
     San Diego, CA 92101-8197
     Attn:  Hugh Steven Wilson, Esq.
     Telecopy:  (619) 696-7419

     14. Parties in Interest.  Nothing in this Agreement, express or implied, is
         -------------------
intended to confer upon any person other than the Grantor or the Grantee, or their successors or assigns, any rights or remedies under or by reason of this Agreement.

     15. Entire Agreement; Amendments.  This Agreement, together with the Merger
         ----------------------------
Agreement and the other documents referred to therein, contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. The terms of this Agreement may be amended, modified or waived only by an agreement in writing signed by the party against whom such amendment, modification or waiver is sought to be enforced.

     16. Assignment.  No party to this Agreement may assign any of its rights or
         ----------
obligations under this Agreement without prior written consent of the other party hereto, except that the Grantee may assign its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of the Grantee (provided that such assignment shall not relieve the Grantee of its obligations hereunder if such transferee does not perform such obligations). Any Shares sold or transferred by the Grantee to any other person such obligations). Any Shares sold or transferred by the Grantee to any other person or entity in compliance with the terms hereof (other than a direct or indirect wholly-owned subsidiary of the Grantee) shall no longer have the benefit of the rights provided for herein with respect to such Shares (including without limitation those set forth in Sections 1(d) and 9) and shall no longer be subject to the restrictions or rights in favor of the Grantor provided for herein with respect to such Shares (including without limitation those set forth in Sections 7 and 8).

     17. Headings.  The section headings herein are for convenience only and
         --------
shall not affect the construction of this Agreement.

     18. Counterparts.  This Agreement may be executed in any number of
         ------------
counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

     19. Governing Law.  This Agreement shall be governed by and construed in
         -------------
accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law).

     20. Survival. All representations and warranties contained in this
         --------
Agreement shall survive delivery of and payment for the Shares.

     21. Severability.  If any term, provision, covenant or restriction of this
         ------------
Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     IN WITNESS WHEREOF, the Grantee and the Grantor have caused this Agreement to be duly executed and delivered on the day and year first above written.

                              VIKING OFFICE PRODUCTS, INC.


                              By: /s/  Irwin Helford
                                  -------------------------------
                                  Title: Chief Executive Officer


                              OFFICE DEPOT, INC.


                              By: /s/  Barry J. Goldstein
                                  -------------------------------
                                  Title: Secretary